Exhibit 1.01

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Conflict Minerals Report

For the reporting period from January 1, 2014 to December 31, 2014 (the “Reporting Period”).

This Conflict Minerals Report (the “Report”) of M/A-COM Technology Solutions Holdings, Inc. (“we,” “us,” or the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Conflict Minerals Rule” or simply “the Rule”) promulgated by the Securities and Exchange Commission, or “SEC,” under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2014 to December 31, 2014.

The Conflict Minerals Rule requires disclosure of certain information when a company manufactures, or contracts to manufacture, products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives tantalum, tin and tungsten (“3TG”). The “Covered Countries” for the purposes of the Conflict Minerals Rule are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, certain of the Company’s operations manufacture, or contract to manufacture, products for which 3TG are necessary to their functionality or production.

I.	Description of the Company’s Products Covered by this Report

We design, develop and manufacture, or contract for the manufacture of, high-performance analog RF, microwave, millimeter wave and photonic semiconductor products. At December 31, 2014, we offered more than 3,500 individual standard and custom products including integrated circuits (IC), multi-chip modules, power pallets and transistors, diodes, switches and switch limiters, passive and active components, Indium Phosphide (InP) high-performance laser semiconductors and complete subsystems, across 43 product lines.

Although a number of acquisitions and divestitures in 2014 resulted in the addition of some product families1 and the subtraction of others, we believe that substantially all of our products contain one or more of the 3TG, and that those 3TGs are in most cases necessary to their functionality.

II.	Summary Results of our Reasonable Country of Origin Inquiry and Due Diligence

The Company has worked to identify the 3TGs necessary to the functionality of its products and has developed a process to help identify relevant suppliers and smelters. We have created a Conflict Minerals vendor database to ensure relevant vendors are identified, and we assess supplier data to ensure traceability throughout the supply chain, so that mineral origin and smelters can be identified. However, our supply chain is complex; we do not purchase 3TG

[1]	Pursuant to the Rule, this Report does not cover products from certain companies that we acquired during the last eight months of 2014.

directly from mines, smelters or refiners, and there are many intervening steps in our supply chain between the original sources of these minerals and our receipt of the materials we use to manufacture our covered products. We must therefore rely on our suppliers, and their respective suppliers further upstream to provide information regarding the origin of 3TG that are included in our products and engage directly with them in this regard. We have relied on the EICC-GeSI Conflict Free Sourcing Initiative (or “CFSI”) audits. Based on the results of our inquiries and the EICC-GeSI CFSI audits, we formed a reasonable belief as to certain countries of origin and certain smelters that are sources of 3TG included in our covered products. This information is set forth in Appendix A to this Conflict Minerals Report.

The Company utilized the measures discussed below to exercise due diligence on the source and chain of custody of any 3TG used by it for the Reporting Period, which it believes conform to the Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, or “Due Diligence Guidelines,” of the Organization for Economic Co-operation and Development, or “OECD” (collectively, its “RCOI Analysis”). Despite these efforts, we were unable to obtain responses sufficient to form the basis for a reasonable belief either that none of the necessary 3TG included in our covered products originated in a Covered Country, or that all such necessary 3TG were from recycled or scrap sources.

Our due diligence efforts fell into the following categories described in the OECD Due Diligence Guidelines:

Step I: Establish strong management systems;

Step II: Assess risk in the supply chain;

Step III: Design and implement a strategy to respond to identified risk; and

Step IV: Report on supply chain due diligence.

After exercising this due diligence, as described more fully below, we were unable to determine whether any of our covered products qualify as “DRC conflict free,” or “not DRC conflict free,” as defined under the Conflict Minerals Rule. Accordingly, we concluded that, based on the information currently available to us, each of our covered products manufactured or contracted to be manufactured in 2014 is “DRC conflict undeterminable.”

III.	Our Due Diligence Efforts

1.	Establishing a strong Company Management System

MACOM’s Conflict Minerals Management System has been designed to incorporate the recommendations made by the OECD guidance as described more particularly below.

Adopt a company policy.

The Company adopted a Conflict Minerals Policy, which is posted on its website http://www.macom.com/about/sustainability-quality--reliabil. This policy is available to its customers and to the general public.

Structure internal management to support supply chain due diligence.

Senior members of the Company’s management team have been assigned the authority and the responsibility to oversee the Conflict Minerals program and resources have been made available to implement, support and monitor the operation of the program.

Establish a system of controls and transparency over the mineral supply chain

The Company developed its Conflict Minerals program to facilitate transparency in its supply chain and ensure adequate controls over the data returning from the supply chain. We actively review and update our Conflict Minerals data referencing the compliant smelter and refiner lists, as well as the active smelter and refiner lists. We use data obtained through the CFSI, have systems in place to obtain data from our supply chain and maintain all relevant documents and data for five (5) years.

Strengthen company engagement with suppliers

Contract language mandating the flow-down of Conflict Minerals-related requirements has been incorporated into our contract templates for vendor and supplier agreements. We continue to refine our Conflict Minerals training material and reporting requirements. We created and use a dedicated email address to manage all Conflict Minerals supply chain communication. Conflict Minerals team members interact with our supply chain to ensure the quality of conflict mineral data is continuously improving.

Grievance Mechanism

Any interested party may use the dedicated Conflict Minerals email address to voice concerns regarding mineral sourcing. Our Conflict Minerals teams proactively engage when concerns are voiced.

2.	Identify and assess risk in the supply chain

As discussed above in Section II, the Company’s complex supply chain requires that it rely on its suppliers and their respective suppliers further upstream to provide information regarding the origin of 3TG that are included in its products and engage directly with them in this regard. In certain cases, however, such information was either not forthcoming or appeared to us to be inaccurate or incomplete, and we therefore relied on the EICC-GeSI Conflict Free Sourcing Initiative audits. Based on the results of our inquiries and the EICC-GeSI CFSI audits, we formed a reasonable belief as to certain countries of origin and certain smelters that are sources of 3TG included in our covered products, which is summarized in Appendix A to this Conflict Minerals Report.

3.	Design and implement a strategy to respond to identified risks

Conflict Minerals program findings are periodically reported to supply chain management and senior management responsible for the oversight of the program. A risk rating system has been developed and each vendor has been assigned a rating dependent on the quality of the data provided. A risk rating report is communicated to our senior management and to supply chain management with recommended actions. Continuous monitoring of supplier’s Conflict Minerals data and continuous communication with our supply chain allows us to respond and mitigate risk.

4.	Report publically on due diligence

The Company’s Conflict Minerals Policy is reviewed on an annual basis and made available on the Company’s corporate Internet website. The Company also provides its customers and others with its corporate Conflict Minerals report, along with customer and product-specific reports. As with the instant report, the Company prepares and submits its Conflict Minerals Report on an annual basis, according to Rule 13p-1 and Form SD, promulgated by the SEC under the Securities Exchange Act of 1934.

IV.	Measures to improve our future due diligence

We expect to take the following steps, among others, to improve our due diligence measures and to further mitigate the risk that 3TG contained in our products finance or benefit armed groups in the Covered Countries:

•	Continue to engage with suppliers to obtain current, accurate and complete information about the supply chain;

•	Include Conflict Minerals content in supply chain audit procedures;

•	Consider the need to encourage suppliers to implement responsible sourcing and to have them encourage smelters and refiners to obtain a “conflict-free” designation from an independent, third-party auditor; and

•	Consider enhancing the integration of our Conflict Minerals policy into our ERP system.

APPENDIX A

Certain Identified Facilities and Countries of Origin

Based on the results of our due diligence inquiries, we identified certain smelters and countries of origin that we believe are sources of 3TGs included in our covered products. This information is set forth in the table below.

Metal (*)	Smelter Reference List (*)	Smelter Country (*)
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	AngloGold Ashanti Mineração Ltda	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	Xstrata Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	JM USA	UNITED STATES
Gold	Johnson Matthey Canada	CANADA
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor Switzerland	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Central Bank of the Philippines Gold Refinery & Mint	PHILIPPINES
Gold	Cendres & Métaux SA	SWITZERLAND
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Jiangxi Copper Company Limited	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralectromed	RUSSIAN FEDERATION
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Caridad	MEXICO
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	FAGGI ENRICO SPA	ITALY
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Sabin Metal Corp.	UNITED STATES
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Torecom	KOREA, REPUBLIC OF
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Douluoshan Sapphire Rare Metal Co Ltd	CHINA
Tantalum	Exotech Inc.	UNITED STATES

Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Global Advanced Metals	UNITED STATES
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Kemet Blue Powder	UNITED STATES
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee	AUSTRIA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	RFH	CHINA
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	CV United Smelting	INDONESIA
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas LTDA	BRAZIL
Tin	Malaysia Smelting Corp	MALAYSIA
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	OMSA	BOLIVIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Refined Bangka TIN (RBT)	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA

Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	Thailand Smelting and Refining Co. Ltd.	THAILAND
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Tin Company, Ltd.	CHINA
Tin	Best Metais	BRAZIL
Tin	Liuzhou China Tin	CHINA
Tin	Cooper Santa	BRAZIL
Tin	CV Serumpun Sebalai	INDONESIA
Tin	EM Vinto	BOLIVIA
Tin	Fenix Metals	POLAND
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais, Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Tin	Jean Goldschmidt International	BELGIUM
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	CV Nurjanah	INDONESIA
Tin	Gejiu Zi-Li	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Smelter Not Listed	BRAZIL
Tin	Kai Unita Trade Limited Liability Company	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Lübeck GmbH	GERMANY
Tin	Metallo Chimique	BELGIUM
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Fang Di Mul Tindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	GTP	UNITED STATES

Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	Japan New Metals Co Ltd	JAPAN
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Group Co	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Tungsten	Conghua Tantalum and Niobium Smeltry	CHINA
Tungsten	Ganzhou Grand Sea W and Mo Company	CHINA